UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2011

FLIR SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

OREGON	0-21918	93-0708501
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

27700 SW Parkway Avenue

Wilsonville, Oregon 97070

(503) 498-3547

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Company's annual meeting of shareholders was held on April 29, 2011, at which the following persons were elected to the Board of Directors by a vote of shareholders, by the votes and for the terms indicated:

	Vote
Director	For	Withheld Authority	Broker Non-Votes	Term Ending

William W. Crouch	125,799,561	2,363,717	7,915,449	2014
Angus L. Macdonald	125,020,860	3,142,418	7,915,449	2014

The proposal to approve the adoption of the FLIR Systems, Inc. 2011 Stock Incentive Plan was approved by a vote of shareholders by the following votes:

For	Against	Abstain	Broker Non-votes

118,861,732	8,225,536	1,076,010	7,915,449

The proposal to ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2011 was approved by the following votes:

For	Against	Abstain

131,281,190	4,285,728	511,809

The proposal to approve, on an advisory basis, the Company's executive compensation program was approved by a vote of shareholders by the following votes:

For	Against	Abstain	Broker Non-votes

124,330,858	2,674,613	1,157,807	7,915,449

The result of the advisory vote on the frequency of the vote on executive compensation is as follows:

Frequency	Vote

One year	62,262,806
Two years	2,264,383
Three years	62,541,456
Abstain	1,094,633
Broker non-votes	7,915,449

In accordance with the shareholder voting results, in which every "Three Years" received the highest number of votes cast on the frequency proposal, and the Board of Directors' recommendation in the Proxy Statement for the 2011 Annual Meeting, the Company's Board of Directors has determined that future shareholder advisory (non-binding) votes on executive compensation will occur every three years.  Accordingly, the next shareholder advisory (non-binding) vote on executive compensation will be held at the Company's 2014 Annual Meeting of Shareholders.  The next required shareholder advisory (non-binding) vote regarding the frequency interval will be held in six years at the Company's 2017 Annual Meeting of Shareholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on May 5, 2011.

FLIR SYSTEMS, INC.

(Registrant)

By \s\ Anthony L. Trunzo

Anthony L. Trunzo
Sr. Vice President, Finance and
Chief Financial Officer